UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2016, CNL Healthcare Properties, Inc., (the “Company”), after the requisite approval by the Company’s stockholders at the Reconvened Meeting (as defined below), amended its Second Amended and Restated Articles of Incorporation (the “Charter”) by filing the amended Charter with the State Department of Assessments and Taxation of Maryland (the “SDAT”), which became effective when they were accepted for record by the SDAT. The amendments to the Charter (i) remove certain provisions regarding stockholder voting and access to records; (ii) remove provisions regarding roll-ups; (iii) remove certain restrictions on exculpation and indemnification of, and advancement of expenses to, directors and officers of the Company (and replace them with provisions of applicable Maryland law); and (iv) clarify that holders of the common stock of the Company will not have the rights of objecting stockholders under Title 3, Subtitle 2 of the Maryland General Corporations Law (“MGCL”) and remove the prohibition on electing to be subject to Title 3, Subtitle 8 of the MGCL. These amendments are described in detail in the Company’s definitive proxy statement for the 2016 annual meeting of stockholders (the “Annual Meeting”) filed on May 23, 2016, beginning on p. 20, “Item 2 - Amendments of the Articles of Incorporation.”

The foregoing is only a brief description of the terms of the amended Charter, which does not purport to be a complete description of the amended Charter and is qualified in its entirety by reference to the text of the Third Articles of Amendment and Restatement filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2016, the Company held its Annual Meeting at its principal offices in Orlando, Florida. Of the 176,294,738 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 138,819,890 shares (78.74%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business. At the Annual Meeting, the stockholders (i) elected all five (5) of the nominees to serve on the board of directors of the Company until the 2017 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. Results of the Annual Meeting were timely reported on Form 8-K filed by the Company with the Securities and Exchange Commission on June 27, 2016.

At the time of the Annual Meeting, the proposals to amend and restate the Company’s Charter received a favorable vote from the stockholders voting on the proposals but did not receive the votes required for approval under the Company’s Charter, which is the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting. In order to allow for additional voting on the proposals, the meeting was adjourned, with respect to the proposals to amend the Charter only, until Thursday, July 21, 2016 at 9:00 a.m., Eastern time (the “Reconvened Meeting”).

The Reconvened Meeting was held on July 21, 2016 at the principal offices of the Company in Orlando, Florida and a total of 143,697,567 shares (81.51%) were present in person or represented by proxy at the Reconvened Meeting, constituting a quorum for the transaction of business.

The voting results approving the proposals to amend the Company’s Charter, as certified in the Final Report of the Inspectors of Election, are as follows:

Proposals:	For	Against	Abstained	Broker Non-Votes
2A: Amendment of Company charter to remove certain provisions regarding stockholder voting and access to records	88,777,340	11,589,144	6,512,537	36,818,546
2B: Amendment of Company charter to remove provisions regarding roll-ups	91,646,565	7,682,307	7,550,149	36,818,546
2C: Amendment of Company charter to delete certain restrictions on exculpation and indemnification of, and advancement of expenses to, Company directors and officers and replacing them with provisions of applicable Maryland law	92,320,521	8,575,139	5,983,361	36,818,546
2D: Amendment of Company charter to clarify that holders of Company common shares shall not have the rights of objecting stockholders under Title 3 of the Maryland General Corporations Law (“MGCL”) and to delete the prohibition on electing to be subject to Title 3, Subtitle 8 of the MGCL	88,504,161	11,255,971	7,118,889	36,818,546

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Articles of Amendment and Restatement of CNL Healthcare Properties, Inc.

No other business was transacted at the Reconvened Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President